Exhibit 10.3

February 4, 2005

Kettle Valley USA LLC
___________________________
___________________________

Equis II Corporation
c/o Equis Financial Group
200 Nyala Farms Road
Westport, Connecticut 06880

EFG/Kettle Development LLC
c/o Equis Financial Group
200 Nyala Farms Road
Westport, Connecticut 06880

Gentlemen:

Reference is made to a certain Equity Purchase Agreement (the “Purchase Agreement”) among Kettle Valley USA LLC (“KVUSA”), Equis II Corporation (“Equis II” and together with KVUSA, the “Buyers”), AFG Investment Trust C (“Trust C”) and AFG Investment Trust D (“Trust D” and, together with Trust C, the “Sellers”), and AFG/Kettle Development LLC (the “Company”).

By signing below, each of the Sellers and each of the Buyers agrees that Sections 9.1 (b) 9.1 (e) and 9.1 (f) of the Purchase Agreement are amended to extend (i) the outside Closing Date (ii) the date by which KVUSA can terminate as a result of a breach by the Sellers or a Material Adverse Event and (iii) the date by which the condition set forth in 8.2(vii) shall have been satisfied to March 15, 2005 (instead of February 15, 2005). As so amended, Sections 9.1 (b), 9.1 (e) and 9.1(f) are hereby amended to read as follows:

“9.1. Termination. This Agreement may be terminated and the transaction  contemplated hereby may be abandoned at any time prior to the Closing, as  follows:
     * * *
(b) by either of the Buyers or either of the Sellers if the Closing shall not have occurred on or before March 15, 2005 (provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party hereto whose failure to perform or comply with any covenant, condition or obligation under this Agreement has been the cause of, or resulted in, the failure of the transactions to be consummated on or before such date);”
     * * *
(e) by KVUSA if (i) prior to the Closing Date, or on March 15, 2005, there shall have been a material Breach of any of the representations, warranties, covenants or agreements on the part of the Company or the Sellers contained in this Agreement which cannot be or has not been cured within the earlier of (x) twenty (20) days after notice thereof to the Sellers or (y) March 15, 2004, or (ii) a Material Adverse Event shall have occurred and is continuing on the earlier of (x) the Closing Date or (y) March 15, 2004;

* * *
(f) by KVUSA if the condition set forth in 8.2(vii) has not been satisfied or waived prior to March 15, 2005…”

Except as amended hereby, the Purchase Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.

Please indicate your consent to this amendment by signing this letter in the space provided below and returning it to the undersigned.

Very truly yours,

AFG INVESTMENT TRUST C
LIQUIDATING TRUST

AFG INVESTMENT TRUST D
LIQUIDATING TRUST

By: WILMINGTON TRUST COMPANY,
As Liquidating Trustee

By: _____________________________
Print Name: ______________________
Title:____________________________

Agreed to:

KETTLE VALLEY USA LLC

By:______________________________
Print Name:_______________________
Title:____________________________

EQUIS II CORPORATION

By:______________________________
Print Name:_______________________
Title:____________________________

EFG/KETTLE DEVELOPMENT LLC

By:______________________________, as Manager
Print Name:_______________________
Title:_____________________________